Exhibit 10.2
NOVELIS INC.
AMENDMENT NUMBER ONE TO THE
NOVELIS FOUNDERS PERFORMANCE AWARDS PLAN
(Amended and Restated March 14, 2006)
          Novelis Inc. (“Novelis”) by action of its Board of Directors hereby amends the Novelis Founders Performance Awards Plan (the “Plan”) effective as of February 10, 2007, as follows:
          1. The second tranche of PSUs described in Section 4 of the Plan shall be awarded on February 28, 2007 without regard to the share price on such date, and the third tranche of PSUs described in Section 4 of the Plan shall be awarded on March 26, 2007 without regard to the share price on such date.
          2. Subject to the consummation of the transactions (the “Transactions”) contemplated by the Arrangement Agreement by and among Hindalco Industries Limited, AV Aluminum Inc. and Novelis dated as of February 10, 2007 (the “Arrangement Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Arrangement Agreement) and the Plan of Arrangement, the outstanding PSUs awarded pursuant to Section 1 of this Amendment Number One to the Plan for each Participant (as defined in the Plan) who remains employed by Novelis as of the Effective Time or whose employment terminated as a result of his or her retirement, death or disability (all within the meaning of Section 7 of the Plan) shall be cancelled as of the Effective Time in exchange for a cash payment in the amount of the Purchase Price per PSU, less applicable withholdings, all in accordance with the Plan of Arrangement. If a Participant’s employment terminates for reasons other than retirement, death or disability (within the meaning of Section 7 of the Plan) prior to the Effective Time, all PSUs awarded to such Participant under Section 1 of this Amendment Number One to the Plan shall be forfeited.
          3. (a) In the event the Transactions are not consummated before the date that is six months from the date the second tranche of PSUs were awarded pursuant to Section 1 of this Amendment Number One to the Plan, the second tranche of PSUs will be paid on the date that is six months from the date such PSUs were awarded. In such case, the price of the PSUs will be the average of the daily closing prices on the last five (5) trading days prior to the payment date.
                (b) In the event the Transactions are not consummated before March 28, 2008, the third tranche of PSUs awarded pursuant to Section 1 of this Amendment Number One to the Plan will be paid on March 28, 2008. In such case, the price of the PSUs will be the average of the daily closing prices on the last five (5) trading days prior to the payment date.

          4. Except as amended by this Amendment Number One to the Plan, the Plan shall remain in full force and effect.

NOVELIS INC.

By:

Title:

Date: